CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (Registration Nos. 33-41603, 33-61763, 33-64539 and 33-66782) and on Form S-3 (Registration Nos. 33-54463, 33-64267, 333-4743 and
333-7867) of Olsten Corporation and Subsidiaries of our report dated February 28, 1999, except as to the information presented in Notes 3, 6 and 14, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP

New York, New York
October 1, 1999